EXHIBIT 10.1

MONMOUTH REAL ESTATE INVESTMENT CORPORATION
AMENDED AND RESTATED 2007 INCENTIVE AWARD PLAN

STOCK OPTION AGREEMENT

GRANT NOTICE

Monmouth Real Estate Investment Corporation (the “Company”), pursuant to its Amended and Restated 2007 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the participant set forth below (“Participant”), an Option to purchase the number of shares of the Company’s Common Stock (referred to herein as “Shares”) set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice and the Stock Option Agreement.

Participant:	___________________________________
Grant Date:	___________________________________
Vesting Commencement Date:	___________________________________
Exercise Price per Share:	$__________________________________
Total Exercise Price:	$__________________________________
Total Number of Shares Subject to Option:	__________________________________
Expiration Date:	___________________________________

Type of Option:	[ ]	Incentive Stock Option	[ ]	Non-Qualified Stock Option

Vesting Schedule:

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION:	PARTICIPANT:

By:	By:
Name:	Name:
Title:

EXHIBIT A

TO STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Monmouth Real Estate Investment Corporation (the “Company”) has granted to Participant an Option under the Company’s Amended and Restated 2007 Incentive Award Plan, as amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice.

ARTICLE I

GENERAL

1.1       Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2       Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of a conflict between the terms of the Agreement and the Plan, the terms of the Plan shall control.

1.3       Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a parent or subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

1.4       Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company and its Subsidiaries. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Participant.

ARTICLE II

PERIOD OF EXERCISABILITY

2.1       Vesting; Commencement of Exercisability.

(a)       Subject to Sections 2.1(b) and 2.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the vesting schedule in the Grant Notice (the “Vesting Schedule”).

(b)       Unless otherwise determined by the Administrator, and subject to Section 6.5 of the Plan, any portion of the Option that has not become vested and exercisable on or prior to the date of the Participant’s Termination of Service shall be forfeited on the date of the Participant’s Termination of Service and shall not thereafter become vested or exercisable.

2.2       Duration of Exercisability. The installments provided for in the Vesting Schedule are cumulative. Each such installment which becomes vested and exercisable pursuant to the Vesting Schedule shall remain vested and exercisable until it becomes unexercisable under Section 2.3 or pursuant to the terms of the Plan. Once the Option becomes unexercisable, it shall be forfeited immediately.

2.3       Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)       The Expiration Date set forth in the Grant Notice;

(b)       Except as the Administrator may otherwise approve, the expiration of three months following the date of Participant’s Termination of Service, unless such Termination of Service occurs by reason of Participant’s death, Disability or Cause;

(c)       Except as the Administrator may otherwise approve, the expiration of one year following the date of Participant’s Termination of Service by reason of Participant’s death or Disability; or

(d)       The date of Participant’s Termination of Service for Cause. If Participant is given notice by the Company of Participant’s Termination of Service for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right to exercise the Option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that Participant’s status as a Service Provider shall not be terminated for Cause as provided in such notice or (ii) the effective date of such Termination of Service (in which case the right to exercise the Option shall, pursuant to this Section, terminate immediately upon the effective date of such Termination of Service).

Participant acknowledges that an Incentive Stock Option exercised more than three months after Participant’s termination of status as an Employee, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

2.4       Special Tax Consequences. If the Option is an Incentive Stock Option, Participant acknowledges that, to the extent that the aggregate fair market value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are first exercisable for the first time by Participant in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted.

ARTICLE III

EXERCISE OF OPTION

3.1       Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

3.2       Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3.

3.3       Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company, or such other place as may be determined by the Administrator, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3:

(a)       An exercise notice in substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator) (the “Exercise Notice”) in writing signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator; and

(b)       Full payment for the Shares with respect to which the Option or portion thereof is exercised in accordance with Section 3.4;

(c)       Full payment for any applicable withholding tax in in accordance with Section 3.5; and

(d)       In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

3.4       Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a)       By cash or check made payable to the Company;

(b)       With the consent of the Administrator, surrender of shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;

(c)       Through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(d)       Any other form of legal consideration acceptable to the Administrator.

3.5       Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)       The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold or Participant may make such payment in one or more of the forms specified below:

(i)       by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)        by the deduction of such amount from other compensation payable to Participant;

(iii)        with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Company withhold a net number of shares of Common Stock issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)        with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering to the Company shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)       with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable to Participant pursuant to the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)        in any combination of the foregoing.

(b)       With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable with respect to the exercise of the Option to, or to cause any such shares of Common Stock to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.

(c)        In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Common Stock then issuable upon the exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Common Stock to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 3.4(c) if such delay will result in a violation of Section 409A of the Code.

(d)        Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Common Stock. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

ARTICLE IV

OTHER PROVISIONS

4.1       Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent address for Participant shown in the Company’s records. By a notice given pursuant to this Section 4.1, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option by written notice under this Section 4.1. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.2       Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.3       Governing Law; Severability. This Agreement and the Exercise Notice shall be administered, interpreted and enforced under the laws of the State of Maryland, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

4.4       Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.5       Successors and Assigns. The Company may assign any of its rights under this Agreement and the Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.6       Entire Agreement. The Plan and this Agreement (including all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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